Report of Independent Registered Public Accounting Firm on Schedules

The Board of Directors and Stockholder
Principal Life Insurance Company

We have audited the consolidated financial statements of Principal Life Insurance Company
(the Company) as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, and have issued our report thereon dated March 15, 2010. Our audits included the financial statement schedules listed in Item 24(a)(3) of the Registration Statement of this Form N-4. These schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein. As discussed in Note 1 to the consolidated financial statements, in response to new accounting standards, the Company changed its methods of accounting for other-than-temporary impairments on debt securities and for the treatment of noncontrolling interests effective January 1, 2009, and for the accounting for its pension and other postretirement benefits effective January 1, 2008.

/s/ Ernst & Young, LLP
Des Moines, Iowa
March 15, 2010

Principal Life Insurance Company
Schedule I - Summary of Investments - Other than Investments in Related Parties
As of December 31, 2009

			Amount at Which
			Shown in the
			Statement of
Type of investment	Cost	Value	Financial Position
		(in millions)
Fixed maturities, available-for-sale:
U.S. Treasury securities and obligations of U.S.
Government corporations and agencies	$ 530.4	$ 538.6	$ 538.6
States, municipalities and political subdivisions	2,008.7	2,048.6	2,048.6
Non-U.S governments	421.1	462.4	462.4
Public utilities	3,723.2	3,881.2	3,881.2
Redeemable preferred	108.0	99.5	99.5
All other corporate bonds	26,761.4	26,786.3	26,786.3
Residential mortgage-backed securities	3,019.1	3,101.3	3,101.3
Commercial mortgage-backed securities	4,898.0	3,599.7	3,599.7
Collaterialized debt obligations	607.5	369.6	369.6
Other debt obligations	2,900.2	2,631.2	2,631.2
Total fixed maturities, available for sale	44,977.6	43,518.4	43,518.4

Fixed maturities, trading	484.8	484.8	484.8

Equity securities, available-for-sale
Common stocks:
Banks, trust and insurance companies	12.2	18.9	18.9
Industrial, miscellaneous and all other	7.7	12.7	12.7
Non-redeemable preferred stock	210.0	180.1	180.1
Total equity securities, available-for-sale	229.9	211.7	211.7

Equity securities, trading	177.2	177.2	177.2

Mortgage loans	11,411.7	XXXX	11,250.5

Real estate, net:
Real estate acquired in satisfaction of debt	101.1	XXXX	101.1
Other real estate	921.1	XXXX	921.1

Policy loans	881.3	XXXX	881.3
Other investments	1,400.5	XXXX	1,398.5

Total investments	$ 60,585.2	XXXX	$ 58,944.6

Principal Life Insurance Company
Schedule III - Supplementary Insurance Information
As of December 31, 2009 and 2008 and for each of the years ended December 31, 2009, 2008 and 2007

							Amortization
	Deferred	Future	Contractholder			Benefits,	of Deferred
	Policy	Policy	and other		Net	claims and	Policy	Other
	Acquisition	Benefits	policyholder	Premium	investment	settlement	Acquisition	operating
	Costs	and claims	funds	revenue	income	expenses	Costs	expenses
				(in millions)
December 31, 2009
U.S. Asset Accumulation	$ 1,552.1	$ 8,274.1	$ 36,398.9	$ 247.2	$ 2,490.7	$ 2,185.1	$ 54.0	$ 693.6
Global Asset Management	-	-	-	-	9.4	-	-	336.3
Life & Health Insurance	1,902.7	7,668.3	4,162.5	3,257.2	643.7	2,832.4	39.9	908.5
Corporate	-	2.0	(257.0)	7.1	44.4	(11.6)	-	(57.2)
Principal Life Insurance Compan	$ 3,454.8	$ 15,944.4	$ 40,304.4	$ 3,511.5	$ 3,188.2	$ 5,005.9	$ 93.9	$ 1,881.2

December 31, 2008
U.S. Asset Accumulation	$ 1,837.3	$ 8,344.8	$ 39,983.6	$ 523.2	$ 2,776.5	$ 2,723.2	$ 243.1	$ 775.4
Global Asset Management	-	-	-	-	(18.4)	-	-	413.7
Life & Health Insurance	2,132.8	7,626.9	3,833.3	3,476.1	669.1	2,921.8	131.9	964.1
Corporate	-	2.5	(252.0)	5.8	44.8	(11.0)	-	(182.5)
Principal Life Insurance Compan	$ 3,970.1	$ 15,974.2	$ 43,564.9	$ 4,005.1	$ 3,472.0	$ 5,634.0	$ 375.0	$ 1,970.7

December 31, 2007
U.S. Asset Accumulation				$ 710.8	$ 2,732.9	$ 2,807.7	$ 255.0	$ 798.0
Global Asset Management				-	33.6	-	-	387.8
Life & Health Insurance				3,671.6	689.1	3,111.4	96.4	1,011.4
Corporate				5.3	96.9	(10.5)	-	(107.5)
Principal Life Insurance Compan				$ 4,387.7	$ 3,552.5	$ 5,908.6	$ 351.4	$ 2,089.7

Life insurance inforce
Schedule IV - Reinsurance
As of December 31, 2009, 2008 and 2007 and for each of the years then ended

					Percentage
		Ceded to	Assumed		of amount
	Gross	Other	from Other		Assumed to
	Amount	Companies	Companies	Net Amount	Net
	(in millions)
December 31, 2009
Life insurance inforce	$ 235,972.9	$ 75,627.7	$ 2,328.2	$ 162,673.4	1.4%

Premiums:
Life insurance	$ 1,149.9	$ 139.9	$ 5.2	$ 1,015.2	0.5%
Accident and health insurance	2,658.0	161.7	-	2,496.3	0.0%
Total	$ 3,807.9	$ 301.6	$ 5.2	$ 3,511.5	0.1%

December 31, 2008
Life insurance inforce	$ 242,356.4	$ 70,463.9	$ 2,593.2	$ 174,485.7	1.5%

Premiums:
Life insurance	1,470.9	121.1	9.8	1,359.6	0.7%
Accident and health insurance	2,819.6	174.0	(0.1)	2,645.5	0.0%
Total	$ 4,290.5	$ 295.1	$ 9.7	$ 4,005.1	0.2%

December 31, 2007
Life insurance inforce	$ 238,424.2	$ 61,442.3	$ 2,823.5	$ 179,805.4	1.6%

Premiums:
Life insurance	$ 1,528.0	$ 107.9	$ 160.1	$ 1,580.2	10.1%
Accident and health insurance	2,976.4	168.8	(0.1)	2,807.5	0.0%
Total	$ 4,504.4	$ 276.7	$ 160.0	$ 4,387.7	3.6%